Exhibit 23




               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Alpharma Inc. on Form S-8 (File No. 33-60495) of our report dated March 5, 1997, on our audits of the consolidated financial statements of Alpharma Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.




                              Coopers & Lybrand L.L.P.



Parsippany, New Jersey
March 24, 1997